Exhibit 4.1

CERT.9999 ...ALIVa rf • NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT • INCORPORATED UNDER THE LAWS OF THE STATE OF NETWORK CN INC CA M CUSIP: G308 NETWORK CN INC COMMON tftansteftabVe OR the books ot the Coftpoftation to peftson oft by duPy authogged attoftney upon sumendeft of) this Cefttifjteate pftopeftVy endoftsed. phis eehtit-Nate N not udid untiP eounteftsigned by the Uftansteft (Agent and ftegistefted by the Tegistftaft. (Witness the taesinde sea of) the Coftpoftation and the 1aesityde signatufte(s) ot its cluQy authoftiged ottieeft(s). Countersigned by PACIFIC STOCK TRANSFER COMPANY Las Vegas, Nevada The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. TEN COM - as tenants in common UNIF GIFT MIN ACT Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with the right of Act survivorship and not as tenants (State) in common Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT EIN / SSN AND NAME OF REGISTERED SHAREHOLDER COST BASIS OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF NEW SHAREHOLDER(S) shares of the capital stock represented by the within Certcate, and do hereby irrevocably constitute and appoint , Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated X THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions). SIGNATURE GUARANTEED: TRANSFER FEE WILL APPLY